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EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT



     Employment Agreement made as of this 1st day of June, 1995 by and between Mike's Original, Inc., a Delaware corporation (hereinafter the "Company") and Michael Rosen (hereinafter called the "Employee").

                              W I T N E S S E T H:

     Whereas, the Company and Employee entered into an Employment Agreement on March 31, 1994; and

     Whereas, the Company desires to enter into a new Employment Agreement with Employee (the "Agreement"); and

     Whereas, Employee desires to be employed by the Company in an executive capacity on the terms and conditions set forth herein.

     Now, therefore, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1. Prior Agreements Superseded. The Agreement supersedes any employment or consulting agreements, oral or written, entered into between the Employee and the Company or any of its subsidiaries, prior to the date of this Agreement.

     2. Term. The Company hereby employs Employee to perform such duties of an executive nature as shall be determined and assigned to him by the Board of Directors of the Company and Employee shall so serve the Company on a full-time basis for a term of four (4) years, commencing on the date of this Agreement; subject, however, to termination as hereinafter provided. Employee hereby accepts such employment.

     3. Remuneration. The Company shall pay to Employee an annual salary at the rate of $100,000 for the first year and $125,000 for the second, third and fourth years of the Agreement, payable in weekly installments, or in such other manner as shall be agreed to by the Company and Employee.

     4. Employee Benefits; Expenses. The Company shall reimburse Employee for all proper expenses incurred by him, including disbursements made in the performance of his duties to the Company; provided, however, that no extraordinary expenses and/or disbursements shall be incurred by Employee without the prior approval of the Chief Executive Officer or the Board of Directors of the Company.

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     5. Non-Competition.  Employee agrees that during the term of this Agreement he will not directly or indirectly enter into or remain in the employ of any person, firm or corporation, or engage in or have a financial interest in any business which is then directly or indirectly competitive to the business of the Company or is then manufacturing any article or product or performing any service which is the same as, or similar to, any articles or products manufactured, or service performed by the Company. In the event of a breach of this covenant not to compete, the parties acknowledge that the Company may be irreparably damaged and may not have an adequate remedy at law. The Company may therefore obtain injunctive relief, without the necessity of posting a bond, for any breach or threatened breach of this covenant. The parties hereto further acknowledge that this covenant not to compete is intended to conform with the laws of the State of New York. Any court of competent jurisdiction is hereby authorized to expend or contract the restrictions of this covenant not to compete in order to conform with the laws of New York so that it shall bind the parties hereto.

     Employee further agrees that he will not use the name "Mike's Original" or any variation thereof, or otherwise allow any person to use such name or permit any member of his family to use such name, or authorize the use of such name as or in the name of any corporation, partnership, firm or venture which manufactures any article, product, special process or performs any service which is the same as, or similar or in competition with any article, product, special process or service manufactured or performed by the Company, or as in the name of any such article or product.

     6. Termination. Employee's employment hereunder may be terminated by the Company for a material breach of the terms of this Agreement which is not cured after Employee receives five days notice thereof. This Agreement shall also terminate on his death.

     7. Confidential Information. With respect to any patent, invention, trademark or copyright hereafter developed by Employee, Employee shall promptly notify the Company of any such patent, etc., and shall execute such documents as the Company may reasonably request in order to evidence the Company's title to same. In the event Employee determines to develop on his own time and expense and outside of the Company's facilities any invention, trademark or copyright not related to the Company's business, he shall have the right to retain ownership of such invention, trademark or copyright.

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     8.   Ordinary Course.  Employee shall not, on behalf of the Company, enter into any contract other than those in the ordinary course of business of the Company, unless approved by the Board of Directors of the Company.

     9. Consolidation or Merger. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

     10.  Notices.   Notice is to be given hereunder to the parties by telegram or by certified or registered mail, addressed to the respective parties at the addresses hereinbelow set forth or to such addresses as may be hereinafter furnished, in writing:

          To:       Mr. Michael Rosen
                    73 Melanie Lane
                    Syosset, New York  11791

          To:       Mike's Original, Inc.
                    131 Jericho Quadrangle
                    Jericho, New York  11753

          Copy to:  David H. Lieberman, Esq.
                    Blau, Kramer, Wactlar & Lieberman, P.C.
                    100 Jericho Quadrangle
                    Jericho, New York  11753


     11.  Successors and Assigns.   This Agreement shall be binding upon and
inure to the benefit of the successors and assigns of the Company. Unless clearly inapplicable, reference herein to the Company shall be deemed to include such other successor.

     12.  Change of Control.

          (a) In the event there shall be a change in the present control of the Company as hereinafter defined, or in any person directly or indirectly presently controlling the Company, as hereinafter defined, Employee shall have


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the  option,  exercisable  within six (6) months of his  becoming  aware of such event, to terminate this Agreement forthwith. Upon such termination, Employee shall have the right to immediately receive as a lump sum payment an amount equal to three times the total compensation paid to Employee during the immediately preceding fiscal year of the Company, less $1.00.

          (b) For purposes of this Agreement, a change in control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

          (i) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or

          (ii) if during the term of this Agreement, individuals who at the beginning of such agreement constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     13. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     14. Governing Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   MIKE'S ORIGINAL, INC.

                                   By: /s/ Rachelle Rosen
                                      ----------------------------------------
                                           Rachelle Rosen, Secretary/Treasurer

                                      /s/  Michael Rosen
                                      ----------------------------------------
                                           Michael Rosen, Employee

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                             MODIFICATION AGREEMENT


     MODIFICATION AGREEMENT made this 6th day of February, 1997 by and between MIKE'S ORIGINAL, INC., a Delaware corporation (hereinafter the "Company") and MICHAEL ROSEN (hereinafter "Employee")

                              W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into an Employment Agreement dated as of June 1, 1995 (hereinafter the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to amend the Employment Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Paragraph "2" of the Employment Agreement is hereby deleted in its entirety, and in its place and stead shall be the following:

               "2. Term. The Company hereby employs Employee to perform such duties of an executive nature as shall be determined and assigned to him by the Board of Directors of the Company and Employee shall so serve the Company on a full-time basis for a term of six (6) years, commencing on June 1, 1995; subject, however, to termination as hereinafter provided. Employee hereby accepts such employment."

     2. Paragraph "3" of the Employment Agreement is hereby deleted in its entirety and in its place and stead shall be the following:

               "3.  Remuneration.   The Company shall pay to Employee an annual
           salary at the rate of $100,000 for the first year and $125,000 for the second through sixth years of the Agreement, payable in weekly installments, or in such other manner as shall be agreed to by the Company and Employee."

     3. Paragraph "4A" shall be added to the Employment Agreement to be and read as follows:

               "4A. (i) For the third through sixth years of the term of employment, Employee shall receive an annual bonus of $50,000 for
           each such year provided  the   Company's   pre-tax   income  for
           such  year  exceeds $1,000,000.

                    (ii) Any bonus payable under this Agreement shall be paid to Employee upon receipt of audited financial statements for the year with respect to which it is to be received.

     The aforesaid Employment Agreement in all other respects is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Modification Agreement as of the day and year first above written.

                                            MIKE'S ORIGINAL, INC.

                                            By: /s/ Frederic D. Heller
                                            Frederic D. Heller
                                            Vice President-Finance

                                            /s/ Michael Rosen
                                            Employee